UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2018

NiSource Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-16189

Delaware	35-2108964
(State or other jurisdiction of(I.R.S. Employer incorporation or organization)Identification No.)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders.

On December 27, 2018, NiSource Inc. (the “Company”) issued 20,000 shares of its Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share (“Series B-1 Preferred Stock”), as a distribution with respect to its outstanding 20,000 shares of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share (the “Series B Preferred Stock”). As a result, each of the depositary shares issued on December 5, 2018 (the “Depositary Shares”) now represents a 1/1,000th ownership interest in a share of Series B Preferred Stock and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock. The Company and Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, amended and restated the Deposit Agreement relating to the depositary shares on December 27, 2018 to reflect the distribution.

The Series B-1 Preferred Stock is paired with the Series B Preferred Stock and may not be transferred, redeemed or repurchased except in connection with the simultaneous transfer, redemption or repurchase of the underlying Series B Preferred Stock, and upon the transfer, redemption or repurchase of the underlying Series B Preferred Stock, the same number of shares of Series B-1 Preferred Stock must simultaneously be transferred (to the same transferee), redeemed or repurchased, as the case may be.

The Company issued the Series B-1 Preferred Stock to enhance the voting rights of the Series B Preferred Stock in the event of a Nonpayment Event (as defined below) to comply with the minimum voting rights policy of the New York Stock Exchange. Subject to certain terms and conditions set forth in the Certificate of Designations for the Series B-1 Preferred Stock (the “Certificate of Designations”), if and whenever dividends on any shares of Series B Preferred Stock shall not have been declared and paid for at least six dividend periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Company’s Board of Directors shall automatically be increased by two until all accumulated and unpaid dividends on the Series B Preferred Stock shall have been paid in full, and the holders of Series B-1 Preferred Stock, voting as a class together with the holders of any outstanding securities ranking on a parity with the Series B-1 Preferred Stock and having like voting rights that are exercisable at the time and entitled to vote thereon, shall be entitled to elect the two additional directors.

Holders of Series B-1 Preferred Stock are not entitled to receive dividend payments. Accordingly, the Series B-1 Preferred Stock does not impose any additional restrictions on the Company’s ability to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or any equity securities of the Company that rank junior to, or on a parity with, the Series B Preferred Stock and the Series B-1 Preferred Stock.

The description of the Series B-1 Preferred Stock contained in this Item 3.03 does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 26, 2018, the Company filed the Certificate of Designations, which became effective upon filing, with the Secretary of State of the State of Delaware to establish the preferences, limitations, and relative rights of the Series B-1 Preferred Stock. A copy of the Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, the information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 29, 2018 and December 6, 2018 contain additional information regarding the Depositary Shares and the Series B Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit	Description

3.1	Certificate of Designations of Series B-1 Preferred Stock.

4.1	Amended and Restated Deposit Agreement, dated as of December 27, 2018, among NiSource, Inc., Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: December 27, 2018	By:	/s/ Donald E. Brown
Donald E. Brown
Executive Vice President and Chief Financial Officer